Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXHIBIT 10.1

PRODUCT SUPPLY AGREEMENT
by and between
PFIZER INC.
and
AMAG PHARMACEUTICALS, INC.
dated as of June 1, 2017

Signature Version    Confidential

This SUPPLY AGREEMENT (the “Agreement”), dated as of April 1, 2017 (the “Effective Date”), is by and between Pfizer Inc., a corporation with offices at 235 East 42nd St., New York, NY 10017 (“Pfizer”), and AMAG Pharmaceuticals, Inc. a corporation with offices at 1100 Winter St., Waltham, MA 02451, (“Customer”). Pfizer and Customer may be referred to herein individually as a “Party” or collectively as the “Parties.”
WHEREAS, Customer desires to purchase from Pfizer, and Pfizer agrees to supply, Product under the terms and conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained in this Agreement, intending to be legally bound hereby, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
1.1    Definitions. For purposes of this Agreement:
“Affiliate” means, with respect to any Party, any Person which directly or indirectly controls or is controlled by or is under common control with such Party. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors of such entity or any direct or indirect parent of such entity, and (b) in the case of non-corporate entities, the direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management or policies of such non-corporate entities.
“Batch” means an initiation and completion of a discrete batch of Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of Manufacture as defined by the applicable Batch Records.
“Batch Records” means, with respect to a Batch, documents prepared in accordance with cGMP that record the relevant Manufacturing or packaging of the Product, including the controls, quality specifications and regulatory and other requirements, under which such Batch of Product was Manufactured or packaged.
“Business Day” means any day other than Saturday, Sunday, or any day on which banks located in the United States are authorized or obligated to be closed.
“Certificate of Analysis” means a document signed by an authorized representative of Pfizer, describing Specifications for, and results of testing applied by Pfizer to Product.
“Current Good Manufacturing Practices” or “cGMP” means the then current requirements under all applicable Laws relating to manufacturing practices for products (including ingredients, testing, storage, handling, intermediates, and bulk products) including as set forth in ICHQ7 “cGMP for Active Pharmaceutical Ingredients” and as otherwise required by any Regulatory Authority having jurisdiction over the Facility (as such term is defined below), as the same may be updated, supplemented or amended from time to time.
“Claim or Proceeding” means any claim, action, suit, proceeding or arbitration, including any Governmental Entity action, notification, investigation or audit.

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“Confidential Information” means all information relating to (i) a disclosing Party’s business or business plans, including, but not limited to, suppliers, customers, prospective customers, contractors, clinical data, the content and format of various clinical and medical databases, utilization data, cost and pricing data, disease management data, software products, programming techniques, data warehouse and methodologies, all proprietary information, know-how, trade secrets, technical and non-technical materials, products, specifications, processes, sales and marketing plans or strategies, designs, and any such information developed by the disclosing Party or its personnel for or on behalf of the disclosing Party, (ii) information of any Third Parties, and (iii) any discussions and proceedings relating to any of the foregoing information, whether disclosed in oral, electronic, visual, written or any other form. Confidential Information includes the terms and conditions of this Agreement. Confidential Information shall also include information of the disclosing Party that a reasonable Person would consider confidential or proprietary under the circumstances. The fact that the disclosing Party may have marked or identified as confidential or proprietary any specific information shall be indicative that the disclosing Party believes such information to be confidential or proprietary, but the failure to so mark information shall not conclusively determine that such information is or is not considered Confidential Information by the disclosing Party.
“Contract Quarter” means each successive three (3) calendar month period beginning on the Effective Date.
“Contract Year” means any four (4) Contract Quarter periods beginning on the Effective Date and ending on each successive anniversary of that date.
“Exempt Information” means any information which the receiving Party can demonstrate (i) was lawfully in its possession and reduced in writing prior to the time of disclosure by or on behalf of the disclosing Party and which is not subject to another obligation of confidentiality; (ii) is or becomes generally available to the public through no breach of this Agreement by the receiving Party or its personnel; (iii) is obtained from a Third Party lawfully entitled to possession of such Confidential Information and under no obligation of confidentiality to the disclosing Party or its Affiliates; or (iv) was independently developed by or for the recipient without reference to, aid from or reliance upon the Confidential Information of the disclosing Party. In clarification of the foregoing, a general disclosure in the public domain will not cause more specific (but related) information to be deemed Exempt Information under one of the above exceptions; similarly, a combination of several pieces of information, where each piece of information individually is deemed Exempt Information, will not operate to exempt the combination as Exempt Information unless the combination itself is in the public domain, independently developed by the receiving Party, or otherwise lawfully in the receiving Party’s possession.
“Facility” means Pfizer’s manufacturing facility located at [***] and such other facilities used by Pfizer in the Manufacture, packaging and storage of Product.
“Global Trade Control Laws” means the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the economic sanctions rules and regulations implemented under statutory authority and/or President’s Executive Orders and administered by the U.S. Department of the Treasury Office of Foreign Assets Control; European Union (E.U.) Council Regulations on export controls, including Nos. 428/2009, 267/2012; other E.U. Council sanctions regulations as implemented in E.U. Member States; United Nations sanctions policies; all relevant regulations and legislative instruments made under any of the above; other relevant economic sanctions, export and import control laws, regulations, legislation, orders and requirements imposed by a relevant Governmental Entity.

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“Governmental Entity” means any court, tribunal or arbitral body with competent jurisdiction; any military, quasi-military or law enforcement agency; or any other entity, agency, department, authority or other instrumentality of any supra-national, federal, national, state, county, local, municipal, other political subdivision, administrative authority, agency, commission, instrumentality, or other governmental regulatory body.
“Intellectual Property” means (a) any processes, trade secrets, inventions, industrial models, designs, methodologies, drawings, formulae, procedures, techniques, clinical data or technical or other information or data, manufacturing, engineering and technical drawings necessary or useful in the registration, packaging, Manufacture, use or sale of the Product, (b) registered trademarks, trademark applications, unregistered marks, trade dress, and copyrights, (c) know-how, and (d) patents, patent applications, and any provisionals, divisions, continuations, continuations in part, extensions, substitutions, renewals, registrations, revalidations, reissues or additions, including supplementary certificates of protection, of or to any of the aforesaid patents and patent applications, and all foreign counterparts of any, or to any, of the aforesaid patents and patent applications, or any future patents or patent applications covering such Product or any components thereof or improvements thereof.
“Losses” means losses, damages, fines, fees, settlements, payments, obligations, penalties, deficiencies, costs and expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts, and other reasonable expenses of litigation or other proceedings or of any claim, default or assessment) arising out of Third Party Claims or Proceedings.
“Manufacture” and “Manufacturing” means any steps, processes and activities necessary to produce Product including, without limitation, the manufacturing, processing, packaging, quality control testing, and release, of Product.
“Manufacturing Process” means any processes and activities (or any step in any process or activity) used, as evidenced in the Batch Records or master Batch Records, or planned to be used by Pfizer or its approved subcontractor to Manufacture Product.
“Person” means any natural person, entity, corporation, general partnership, limited partnership, other business organization, trust, union, association or any Governmental Entity, including any Regulatory Authority.
“Product” means “17-Hydroxy Progesterone Caproate” as described in Schedule 1 attached and incorporated herein.
“Quality Agreement” means an agreement between the Parties that describes the Parties’ quality control, technical, quality assurance and regulatory responsibilities relating to the Manufacture and release of Product Manufactured under this Agreement, as the same may be modified from time to time by mutual written agreement of the parties.
“Restricted Market” means, as applicable under Global Trade Control Laws, the Crimean Peninsula, Cuba, the Donbass Region, Iran, North Korea, Sudan and Syria.
“Restricted Party” means any individual or entity on any of the Restricted Party Lists.
“Restricted Party List” means the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals List and the Sectoral Sanctions Identifications List, as administered by the U.S. Department of the Treasury Office of Foreign Assets Control; the U.S. Denied Persons List, the U.S.

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Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; the entities subject to restrictive measures and the Consolidated List of Persons, Groups and Entities Subject to E.U. Financial Sanctions, as implemented by the E.U. Common Foreign & Security Policy; the List of Excluded Individuals / Entities, as published by the U.S. Health and Human Services – Office of Inspector General; any lists of prohibited or debarred parties established under the U.S. Federal Food Drug and Cosmetic Act; the list of persons and entities suspended or debarred from contracting with the U.S. government; and similar lists of restricted parties maintained by the Governmental Entities of the countries that have jurisdiction over the activities conducted under or covered by this Agreement.
“Restricted Party Screening” means the comparison of any Person directly or indirectly involved in activities conducted under or covered by this Agreement, against the Restricted Party Lists.
“Regulatory Authorities” means any duly authorized Governmental Entity, court, tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, province, county, city, or other political subdivision, domestic or foreign. Regulatory Authorities may include USFDA or the Pharmaceutical and Medical Devices Agency.
“Reprocess” or “Reprocessing” means introducing Product back into the Manufacturing Process and repeating appropriate manipulation steps that are part of the established Manufacturing Process. Continuation of a process step after an in-process control test showing the process to be incomplete is not considered reprocessing.
“Rework” or “Reworking” means subjecting Product to one or more processing steps that are different from the established Manufacturing Process.
“SOPs” means the standard operating procedures that each Party uses in its manufacturing and quality operations.
“Specifications” means the specifications of Product as set forth in Schedule 1 hereto and incorporated herein.
“Territory” means [***].
“Third Party” means any Person other than a Party or any of its Affiliates.
“USFDA” means the United States Food and Drug Administration or any successor agency.
1.2    Other Terms. The following terms have the meanings set forth in the Sections set forth below:

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Term	Section
“Customer Indemnified Party”	6.1
“Customer Property”	7.2(a)
“Developments”	7.1(b)
“Extension Term”	9.1
“Force Majeure Event”	11.6
“Improvements”	7.1(b)
“Indemnified Party”	6.3
“Indemnifying Party”	6.3
“Initial Supply Forecast”	2.2(a)
“Initial Term”	9.1
“Pfizer Indemnified Party”	6.2
“Pfizer Property”	7.1(a)
“Purchase Order”	2.3
“Records”	5.1
“Rolling Supply Forecast”	2.2(b)

ARTICLE 2
SUPPLY OF PRODUCTS

2.1    Supply. Subject to and in accordance with the terms and conditions of this Agreement:
(a)    Minimum Supply. [***].
(b)    Supply. Pfizer or its designated Affiliate shall use commercially reasonable efforts to Manufacture Customer’s requirements of Product, as such requirements are set forth in this Article 2. During the term of the Agreement, Pfizer will [***].
(c)    Quality Agreement. Representatives of the Parties’ quality assurance departments shall meet to develop and approve a Quality Agreement. In the event of conflict between terms of the Quality Agreement and this Agreement, the terms of the Quality Agreement shall prevail for all quality and regulatory compliance matters and the terms of this Agreement shall prevail for all other matters. The Quality Agreement may be modified from time to time by mutual written agreement. Once executed by both Parties, the Quality Agreement shall be incorporated into and made part of this Agreement by this reference.
(d)    Performance of Manufacturing Services. Pfizer will: (a) Manufacture Product at the Facility, (b) provide all staff necessary to Manufacture Product in accordance with the terms of this Agreement, and (c) hold at such Facility all equipment and other items necessary to Manufacture Product. The Parties agree that in the event Pfizer chooses not to perform any steps of the Manufacture itself, it will notify Customer of its intent to use a subcontractor for such steps and obtain Customer’s written consent to the use of such subcontractor, which shall not be unreasonably withheld, prior to engaging such subcontractor, provided that Pfizer shall be responsible for the performance of any such subcontractor as if Pfizer itself had provided such performance.

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2.2    Forecasts for Supply.
(a)    Initial Supply Forecast. Upon execution of this Agreement, Customer will provide Pfizer with a good faith estimate of Customer’s projected requirements for supply of Product during the first [***] of the Term (such estimate, the “Initial Supply Forecast”). The first [***] of the Initial Supply Forecast will be binding. The following [***] of such Initial Supply Forecast will be binding with a tolerance of [***]. The last [***] of the Initial Supply Forecast constitutes a non-binding estimate provided that Customer may not order quantities for such period exceeding (in aggregate) [***] of the forecasted requirements for such period.
(b)    Rolling Supply Forecasts. After [***] the Initial Supply Forecast, Customer will provide Pfizer with a good faith estimate of Customer’s projected requirements for supply of Product for delivery during each of the [***] following the [***] covered by the Initial Supply Forecast (each such [***], a “Rolling Supply Forecast”). Customer shall provide Pfizer with its Rolling Supply Forecast by the [***] of each [***]. The first Rolling Supply Forecast shall be for Customer’s projected requirements of Product during the [***] subsequent to the end of the [***] of the Initial Supply Forecast. The first [***] of each such Rolling Supply Forecast will be binding. The subsequent [***] of each such Rolling Supply Forecast will be binding with a tolerance of [***]. The last [***] of the Initial Supply Forecast constitutes a non-binding estimate. Such non-binding estimates may be decreased or increased in subsequent Rolling Supply Forecasts; provided, however, that Customer’s forecasted needs for Product in any [***] covered by a Rolling Supply Forecast may not exceed [***] of the amount forecasted for such [***] in the immediately preceding Rolling Supply Forecast and in any [***] may not exceed [***] of the amount supplied in the immediately preceding [***], unless mutually agreed upon in writing.
2.3    Purchase Orders.
(a)    All Product purchased under this Agreement shall be pursuant to Customer’s issuance of individual written purchase orders to Pfizer for specific quantities of Product (each, a “Purchase Order”). Each Purchase Order will set forth the quantities of Product desired, the shipping location and delivery date(s), provided that such delivery date(s) shall be no earlier than [***] after the date such Purchase Order is issued. In addition, Customer shall ensure that the total quantities of Product in Purchase Orders issued during any binding [***] period of a Rolling Supply Forecast satisfy Customer’s binding purchase obligations under the applicable Rolling Supply Forecast. Pfizer shall acknowledge such Purchase Order within [***] of issuance, failing which the Purchase Order will be deemed accepted at the expiration of such [***] period; provided that any Purchase Order that is inconsistent with this Agreement shall not be deemed accepted.
(b)    Each Purchase Order issued by Customer and confirmed by Pfizer as provided in this Section constitutes the binding obligation of Pfizer to Manufacture, sell and deliver to Customer whole Batch quantities or quantities in increments of prepackaged stock of Product by the delivery date specified in such Purchase Order, and the binding obligation of Customer to purchase the quantity of Product specified therein.
(c)    In the event of any conflict between the provisions of this Agreement and any Purchase Order, acknowledgement, invoice, bill of lading, acceptance or other preprinted form provided by either Party, the provisions of this Agreement shall govern.
(d)    All Product ordered by Customer pursuant to a Purchase Order or binding forecast pursuant to Section 2.2 shall be consistent with Pfizer’s then-current minimum Batch sizes, or multiples

Signature Version    Confidential

thereof. Any change to such minimum Batch sizes will not affect any binding forecasts previously submitted by Customer.
(e)    The Parties shall use commercially reasonable efforts to correspond and/or meet periodically, at mutually convenient times and places, to discuss each Party’s requirements under this Section and the mechanisms that can be established to assure that those requirements are met on a timely basis.
2.4    Shipments.
(a)    Pfizer shall deliver Product to Customer [***]. Customer shall be responsible for obtaining all applicable licenses, regulatory approvals or clearances to and for any further export, import, or use of the Product. Pfizer shall include the following with each shipment of Product: (i) Pfizer lot and Batch numbers, (ii) the quantity of Product included in such shipment, (iii) a Certificate of Analysis, and (iv) a bill of lading.
(b)    Title to Product and risk of loss or damage shall pass to Customer when [***].
(c)    Customer will promptly notify Pfizer in writing of loss, damage, defect or non-delivery of all or any part of a shipment of Product to Customer or its designee, and if any loss, damage, defect or partial non-delivery is present but is not evident to Customer at the time of delivery, Customer shall provide such notification to Pfizer no later than [***] after receipt by Customer; provided, however, that Customer shall notify Pfizer within [***] after its receipt of such shipment if Customer is rejecting such shipment due to obvious external physical damage or quantity discrepancies that are, or would be, evident upon reasonable visual inspection of such packaged Product as shipped by Pfizer.
2.5    Product Acceptance.
(a)    Customer shall notify Pfizer in writing of any deficiencies or objections to the Product(s) within [***] after the delivery date. Any notice of rejection by Customer shall be accompanied by a reasonably detailed statement of its reasons for rejection. Pfizer shall notify Customer in writing as promptly as practicable, but in any event [***] after receipt of such notice of rejection, whether Pfizer accepts or rejects Customer’s assertions of non-conformity or non-compliance. If Customer fails to notify Pfizer of any objections to the Product(s) within the above-noted [***] period, the Products shall be conclusively presumed satisfactory and deemed accepted.
(b)    If the Parties disagree as to whether Product conforms to the applicable Specifications, the Parties’ quality assurance representatives shall attempt in good faith to resolve any such disagreement and Customer and Pfizer will follow their respective SOPs to determine the conformity of the Product to the Specifications. If the foregoing discussions do not resolve the disagreement within a reasonable time [***], the Parties will submit a representative sample of the Product to an independent testing laboratory mutually agreed upon by the Parties for a final determination of whether the Product conforms to the Specifications. The laboratory must meet cGMP and be of recognized standing in the industry and, provided that the laboratory meets such requirements, neither Party shall unreasonably withhold, condition or delay its consent to the appointment of such laboratory. Such laboratory will use the test methods contained in the Specifications. The determination of conformance by such laboratory with respect to all or part of such Product will be final and binding on the Parties. The fees and expenses incurred by the laboratory in making such determination will be paid [***].
(c)    If Pfizer accepts Customer’s assertion that a Batch of Product fails to conform to the Specifications, or if such Batch of Product is found under this Section not to conform to the Specifications,

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then the parties will discuss and mutually agree, [***] of Pfizer’s notice of non-conformance to Customer, which of the following options Pfizer shall move forward with: (i) [***] (ii) [***] or (iii) [***].
(d)    If Pfizer requests that Customer return or dispose of any nonconforming or noncomplying Product, Pfizer will reimburse Customer for [***] incurred by Customer for such return shipment or lawful disposal of such nonconforming or noncomplying Product. Pfizer shall give Customer written instructions as to how Customer should lawfully dispose of such nonconforming or noncomplying Product, and Customer shall provide Pfizer with written certification of such destruction. Pfizer shall reimburse Customer for [***] for such lawful disposal of such nonconforming or noncomplying Product.
2.6    Change in Specifications.
(a)    If at any time any Regulatory Authority or applicable law requires Pfizer to change the Specifications, configuration, packaging and/or Manufacturing Process for Product to be supplied to Customer hereunder, then: (i) Pfizer will provide Customer with [***] of such change; and (ii) Pfizer shall [***] associated with such change; provided however, that [***] will be responsible for, and will [***] it must take with Regulatory Authority as a result of such change.
(b)    If at any time Pfizer wishes to change the, configuration, packaging and/or Manufacturing Process for Product to be supplied to Customer and such change is not required by Regulatory Authorities or a change in applicable law, then: (i) Pfizer will provide Customer with at least [***] prior written notice of such change; and (ii) Pfizer shall [***] associated with such change; provided however, that [***] will [***], any filings or other actions it must take as a result of such change.
(c)    If at any time Customer wishes to change the Specifications, configuration, packaging and/or Manufacturing Process for Product to be supplied to Customer, then: (i) Customer will request such change in writing; (ii) the Parties shall meet promptly to discuss the feasibility of the requested change, [***]; and (iii) if Pfizer agrees to implement the requested change, Customer shall [***] associated with such change; including but not limited to [***].
ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS
3.1    Representations, Warranties and Covenants. The Parties represent and warrant as follows:
(a)    Representations of Authority. Pfizer and Customer each represents and warrants to the other Party that, as of the Effective Date, it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement.
(b)    No Conflict. Pfizer and Customer each represents and warrants to the other Party that the execution and delivery of this Agreement by such Party and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of applicable law existing as of the Effective Date and (ii) do not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates existing as of the Effective Date.
(c)    Enforceability. Pfizer and Customer each represents and warrants to the other Party that, as of the Effective Date, this Agreement is a legal and valid obligation binding upon it and is enforceable against it in accordance with its terms.

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(d)    Anti-Bribery and Anti-Corruption. Each Party represents and warrants that it shall neither take nor refrain from taking any action that could result in liability for the other Party under any anti-corruption or anti-bribery laws including, without limitation, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010, plus any other anti-bribery or anti-corruption law or treaty applicable to either Party or, if applicable, its Affiliates. Each Party has and shall maintain in place throughout the Term policies and procedures to confirm compliance with applicable Laws relating to anti-bribery and anti-corruption. Each Party shall promptly report to the other Party any request received by such Party for any undue financial or other advantage of any kind in connection with the performance of this Agreement. Neither Party shall accept, offer or make any payment or provide anything else of value, or take or fail to take any other action which is either prohibited or required by applicable Laws in connection with this Agreement.
3.2    Additional Representations, Warranties and Covenants of Pfizer. Pfizer further represents, warrants and covenants that, at the time of delivery to Customer, the Product Manufactured under this Agreement will have been Manufactured in accordance with cGMP and all other applicable law, the Quality Agreement, and Specifications.
3.3    Additional Representations Warranties and Covenants of Customer.
(a)    Compliance with Laws. Customer further represents, warrants and covenants to Pfizer that Customer shall comply with all applicable laws relating to the handling, storage, use, disposal, sale, advertising and marketing of all Product and product containing the Product while such Product or product is in Customer’s possession and/or control.
(i)    Trade Control Laws.
(A)    Compliance with Global Trade Control Laws. Activities covered by, and Product supplied under, this Agreement may be subject to Global Trade Control Laws. Customer represents and warrants that it will perform all activities covered by this Agreement in full compliance with all applicable Global Trade Control Laws.
(B)    Restricted Markets. Customer represents and warrants that activities under this Agreement will not (i) be in a Restricted Market; (ii) involve individuals ordinarily resident in a Restricted Market, or (iii) include companies, organizations or Government Entities from or located in a Restricted Market. Customer agrees that Product will not be supplied to Restricted Markets without all required licenses or other authorizations from the U.S. or other relevant Governmental Entities.
(C)    Restricted Parties. Customer represents and warrants that neither it, nor its respective owners, directors and officers, are a Restricted Party or are owned or controlled by a Restricted Party. Customer confirms that any of its Affiliates, agents, employees or subcontractors directly or indirectly involved with any of the activities covered by this Agreement are not Restricted Parties and that no such Restricted Parties will be engaged in or delegated any activities covered by this Agreement. In the event that any of the Persons noted above, or any Third Party directly or indirectly engaged by such Person, becomes designated as a Restricted Party during the Term of this Agreement, Customer will immediately inform Pfizer and suspend all activities covered by this Agreement until the Parties agree otherwise. Notwithstanding all cure periods or dispute resolution periods set forth herein, Customer acknowledges and agrees that its designation as, or association with, a Restricted Party shall be grounds for immediate termination of this Agreement for cause, with no applicable cure period.

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(D)    Restricted Party Screening. Customer shall conduct a Restricted Party Screening of the names and addresses of all individuals, agents, employees, subcontractors, carriers (including vessel names), and any other relevant Person that is involved, directly or indirectly, with the supply of Product under this Agreement or any activities covered by this Agreement.
(E)    Termination and Blocked Payment. If this Agreement is terminated due to inclusion of a Restricted Party, Restricted Market, or Restricted Market national in activities covered by this Agreement without a license or other authorization required by Global Trade Control Laws or any other violation of Global Trade Control Laws, Pfizer shall not be responsible for any payments due to Customer, or for further supply of any Product. Customer shall be responsible for reimbursing Pfizer for any payments due to Pfizer under this Agreement that may be blocked due to inclusion of a Restricted Party, Restricted Market, or Restricted Market national in any activities covered under this Agreement without a license or other authorization required by Global Trade Control Laws, or due to any other violation of Global Trade Control Laws.
3.4    Limited Applicability. The representations and warranties of a Party set forth in this Agreement are intended for the sole and exclusive benefit of the Parties hereto, and may not be relied upon by any Third Party, other than permitted successors or assigns.
3.5    Limitation. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, PFIZER MAKES NO REPRESENTATION NOR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO CUSTOMER, AND PFIZER HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE PRODUCT SUPPLIED HEREUNDER. PFIZER HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF ANY PRODUCT USING THE PRODUCT WILL BE SUCCESSFUL OR THAT THE PRODUCT WILL BE ACCEPTABLE TO, OR SUITABLE FOR USE IN PRODUCING A PRODUCT ACCEPTABLE TO, USFDA FOR SUBMISSION APPROVAL PURPOSES.
3.6    Insurance. Each Party shall maintain [***] full and sufficient Third Party, public and product liability, and product recall insurance, which may be by means of self-insurance, to cover its actual and potential liabilities hereunder and shall provide to the other a certificate of such insurance (or equivalent) upon request.
ARTICLE 4
PURCHASE PRICE FOR PRODUCTS; PAYMENTS
4.1    Price. The purchase price of Product sold to Customer under this Agreement is [***].
4.2    Payment and Payment Terms.
(a)    Customer shall make all payments required under this Agreement by wire transfer in United States dollars to a bank account designated by Pfizer [***].
(b)    Pfizer shall submit invoices for Product, [***]. The invoices shall reflect the price [***] of Product provided in Section 4.1. Customer shall pay Pfizer in full for Products delivered by Pfizer within [***] of its receipt of the invoice. For avoidance of doubt, if one or more invoices contains amounts

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that are subject to a bona fide dispute, Customer will pay any amounts that are not subject to such dispute within such [***] period.
4.3    Currency. All dollar ($) amounts specified in this Agreement are United States dollar amounts.
ARTICLE 5
OTHER OBLIGATIONS
5.1    Records. Pfizer will keep complete and accurate records (including reports, accounts, data, and records of all information and results obtained from performance of services) of all work done by it under this Agreement, in form and substance as specified in the Quality Agreement and this Agreement (collectively, the “Records”). While in the possession or control of Pfizer, Records will be available at reasonable times for inspection, examination and copying by USFDA. Pfizer will ensure that all Records of the Manufacture of Product under this Agreement will be retained and archived in accordance with cGMP and applicable law, but in no case for less than a period of [***] following completion of the applicable Manufacturing Process for the Product.
ARTICLE 6
INDEMNIFICATION
6.1    Indemnification of Customer. Pfizer shall defend, indemnify and hold harmless Customer, its Affiliates and its and their respective directors, officers, employees, agents and representatives (each, a “Customer Indemnified Party”), from and against any Losses arising out of or relating to any and all Claims or Proceedings of Third Parties to the extent based upon: (i) any breach by Pfizer of this Agreement or any representation or warranty contained in Section 3.1 or 3.2 of this Agreement; or (ii) the gross negligence, recklessness, or willful misconduct of Pfizer, its Affiliates and its and their respective directors, officer, employees and agents; Notwithstanding the foregoing, Pfizer shall not be liable for Losses to the extent such Losses are caused by the negligence, recklessness, or misconduct of Customer or breach of any of the terms of this Agreement by Customer.
6.2    Indemnification of Pfizer. Customer shall defend, indemnify and hold harmless Pfizer, its Affiliates and its and their respective directors, officers, employees and agents (each, a “Pfizer Indemnified Party”), from and against any Losses arising out of or relating to any Claims or Proceedings by Third Parties to the extent based upon: (i) Customer’s breach of this Agreement or of any representation or warranty made by Customer in this Agreement; or (ii) the gross negligence, recklessness, or willful misconduct of Customer, its Affiliates and its and their respective directors, officers, employees and agents; (iii) any sales to Third Parties of the Product or any product incorporating the Product; or (iv) any claims that any Intellectual Property owned by Customer and provided to Pfizer by Customer pursuant to this Agreement infringes any intellectual property right of any Third Party. Notwithstanding the foregoing, Customer shall not be liable for Losses to the extent such Losses are caused by the negligence, recklessness, or misconduct of Pfizer or breach of any of the terms of this Agreement by Pfizer.
6.3    Indemnification Procedures. A Party (an “Indemnified Party”) which intends to claim indemnification under this Article shall notify the other Party (an “Indemnifying Party”) within a reasonable time in writing [***] of any Third Party Claim or Proceeding in respect of which the Indemnified Party believes it is entitled to claim indemnification, provided that the failure to give timely notice to the Indemnifying Party shall not release the Indemnifying Party from any liability to the Indemnified Party to the extent the Indemnifying Party is not prejudiced thereby. The Indemnifying Party shall have the right, by notice to the Indemnified Party, to assume the defense of any such action or claim within [***] after the

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Indemnifying Party’s receipt of notice of any Third Party action or claim with counsel of the Indemnifying Party’s choice [***]. If the Indemnifying Party does not so assume the defense of such Third Party claim, the Indemnified Party may assume such defense with counsel of its choice [***]. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, [***]. The Party not assuming the defense of any such claim shall render all reasonable assistance to the Party assuming such defense, [***]. No such claim shall be settled other than by the Party defending the same, and then only with the consent of the other Party which shall not be unreasonably withheld, provided that the Indemnified Party shall have no obligation to consent to any settlement of any such action or claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party, and the Indemnified Party shall have no right to withhold its consent to any settlement of any such action or claim if the settlement involves only the payment of money by the Indemnifying Party or its insurer.
6.4    Limitation on Liability.
(a)    Notwithstanding anything in this Agreement to the contrary, Pfizer’s aggregate liability to Customer under this Agreement shall in no event exceed, on a cumulative basis, the lesser of (i) [***] under this Agreement during [***] period [***] or (ii) [***] dollars, whichever amount is less. Pfizer’s indemnification obligations under this Article 6 shall terminate on the date that is [***] from the termination or expiration of this Agreement.
(b)    NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR [***].
ARTICLE 7
INTELLECTUAL PROPERTY
7.1    Pfizer Property.
(a)    All Intellectual Property provided or otherwise made available to Customer by or on behalf of Pfizer, or which is used by Pfizer or Customer with respect to the performance of its respective obligations hereunder, and which was owned or Controlled by Pfizer prior to being provided or made available to Customer, shall remain the property of Pfizer (the “Pfizer Property”). Without limiting the foregoing, Pfizer shall retain all rights, title and interest in and to such Pfizer Property, including all Intellectual Property and proprietary rights embodied in or appurtenant to such Pfizer Property. Customer shall not acquire any right, title or interest in or to the Pfizer Property as a result of its or Pfizer’s performance hereunder. For purposes of this Article 7, “Controlled” means, with respect to any materials, information or Intellectual Property right, the possession, whether by ownership or license, of the right to grant a license, sublicense or other right without violating the contractual or Intellectual Property rights of any Third Party.
7.2    Customer Property. All Intellectual Property provided to Pfizer by or on behalf of Customer, or which is used by Customer or Pfizer with respect to the performance of its respective obligations hereunder, and which was owned or Controlled by Customer prior to being provided to Pfizer, shall remain the property of Customer (the “Customer Property”). For avoidance of doubt, Customer Property excludes any Pfizer Property. Pfizer shall acquire no right, title or interest in Customer Property as a result of Customer's or Pfizer's performance hereunder.
7.3    Improvements.
(a)    [***]

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(b)    [***]
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ARTICLE 8
CONFIDENTIALITY AND PUBLICITY
8.1    Confidential Information. During the Term and for a period of [***] after expiration or termination of this Agreement, each Party agrees to keep in confidence and not to disclose to any Third Party, or use for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, any Confidential Information of the other Party. The restrictions on the disclosure and use of Confidential Information set forth in the first sentence of this Section shall not apply to Exempt Information. In addition, if either Party is required to disclose Confidential Information of the other Party by regulation, law or legal process, the disclosing Party shall provide prior notice of such intended disclosure to the other Party if possible under the circumstances and shall disclose only such Confidential Information of the other Party as is required to be disclosed.
8.2    Employee, Consultant and Advisor Obligations. Each Party agrees that it and its Affiliates shall provide or permit access to Confidential Information received from the other Party and such other Party’s Affiliates and representatives only to the receiving Party’s, and its Affiliates’, employees, consultants and advisors who, in such Party’s reasonable judgment have a need to know such Confidential Information to assist the receiving Party with the activities contemplated by this Agreement and who are subject to obligations of confidentiality and non-use with respect to such Confidential Information similar to the obligations of confidentiality and non-use of the receiving Party under this Agreement; provided however, that each of Pfizer and Customer shall remain responsible for any failure by its Affiliates, and its and its Affiliates’ respective employees, consultants and advisors, to treat such Confidential Information as required under Section 8.1 as if such Affiliates, employees, consultants and advisors were Parties directly bound by the requirements of Section 8.1.
8.3    Publicity. Neither Party shall issue a press release or other public announcement relating to this Agreement or its subject matter without the prior written approval of the other Party.
ARTICLE 9
TERM AND TERMINATION AND SUPPLY FAILURE
9.1    Term. This Agreement shall become effective as of the Effective Date and, unless sooner terminated as provided in this Article 9 or unless extended pursuant to agreement of the Parties, shall continue until the end of three (3) Contract Years (the “Initial Term”). At the end of the Initial Term, the Parties may upon mutual agreement extend the Agreement for an additional one (1) Contract Year period not to exceed three extensions (each an “Extension Term”) unless notice of termination is given by a Party, as provided below. After the Initial Term, each Party may terminate the Agreement by giving notice to the other Party of at least [***] before the end of the then current Term.
9.2    Termination.
(a)    Termination by Pfizer. Pfizer may terminate this Agreement upon written notice to Customer if Customer breaches any material obligation hereunder, including failing to pay any amount due hereunder which is not subject to a bona fide dispute pursuant to Subsection 4.2(b) within [***], and Customer: (a) fails to cure such payment default within [***] after Customer’s receipt of written notice thereof; and (b) fails to cure any other default [***] after receipt of written notice thereof.

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(b)    Termination by Customer; Supply Failure. If Pfizer breaches any of its material obligations hereunder then (i) if such breach is not curable, Customer may terminate this Agreement upon written notice to Pfizer, and (ii) if such breach is curable and is not cured within [***] after Pfizer’s receipt of written notice specifying such breach, Customer may terminate this Agreement upon written notice to Pfizer; provided, however, that (1) if Pfizer reasonably believes that such curable breach cannot be reasonably cured within such a [***] period and so notifies Customer within [***] after Pfizer’s receipt of Customer’s notice, and (2) Pfizer has commenced commercially reasonable efforts to cure such breach during such [***] period, the Parties shall meet and confer in good faith for a period not to go beyond the [***] following Pfizer’s receipt of Customer’s notice to determine a reasonable resolution of such breach and if, despite good faith attempts, the Parties fail to reach a reasonable resolution, then Customer may terminate this Agreement upon expiration of such [***] period. If, however, after meeting and conferring in good faith, the Parties reach a mutually acceptable resolution to cure the breach, [***].
(c)    Termination in Event of Insolvency. In the event that either Party (the “Insolvent Party”): (i) becomes insolvent, or institutes or has instituted against it a petition for bankruptcy or is adjudicated bankrupt; or (ii) executes a bill of sale, deed of trust, or a general assignment for the benefit of creditors; or (iii) is dissolved or transfers a substantial portion of its assets to a Third Party; or (iv) a receiver is appointed for the benefit of its creditors, or a receiver is appointed on account of insolvency; then the Insolvent Party shall immediately notify the other Party of such event and such other Party shall be entitled to: (a) terminate this Agreement for cause immediately upon written notice to the Insolvent Party; or (b) request that the Insolvent Party or its successor provide adequate assurances of continued and future performance in form and substance acceptable to such other Party, which shall be provided by the Insolvent Party within [***] of such request, and the other Party may terminate this Agreement for cause immediately upon written notice to the Insolvent Party in the event that the Insolvent Party fails to provide such assurances acceptable to the other Party within such [***] period.
(d)    Termination. In the event that Pfizer undergoes a business transaction with a Third Party and Pfizer is required by or informed by any government competition authority that it must terminate this Agreement in order to obtain antitrust clearance for such transaction, Pfizer may, upon [***] prior written notice to Customer, terminate this Agreement without cause. Such notice period may be extended if permitted by the relevant competition authority.
(e)    Other Remedies. Subject to Article 6, Any termination of this Agreement as provided herein shall not be an exclusive remedy but shall be in addition to any remedies that may otherwise be available to either Party.
9.3    Effect of Termination of this Agreement. Upon any termination of this Agreement, Customer will promptly: (i) return to Pfizer all relevant Records, materials or Pfizer Confidential Information relating to the Product in its (or any of its Affiliates’ or contractors’) possession or control; and (ii) return, at Customer’s expense, any inventory of Product then on hand at Customer’s facilities or those of its designee(s) for which Customer has failed to pay.
9.4    Accrued Rights; Surviving Obligations. Upon termination of this Agreement, the Parties will have no further obligations to each other, except that termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination or expiration. Further, such termination or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement. In addition, all of the Parties’ rights and obligations under Articles 3, 4, 5, 6, 7 and 8, Section 9.3 and Section 9.4 shall survive termination.

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ARTICLE 10
NOTICES
10.1    Any notice required to be given hereunder shall be in writing and shall be deemed to have been sufficiently given: (i) when delivered in person, (ii) on the fifth Business Day after mailing by registered or certified mail, postage prepaid, return receipt requested, or (iii) on the next Business Day after mailing by overnight courier service, to the addresses specified below. Each notice shall specify the name and date of and Parties to this Agreement:

If to Pfizer: Pfizer [***] Attention: Vice President, Pfizer CentreOne Facsimile Number: [***]
with copy to (which shall not constitute notice): Pfizer Inc. [***] Attn: General Counsel
If to Customer: AMAG Pharmaceuticals, Inc. 1100 Winter Street Waltham, MA 02451 Attn: SVP Technical Operations
with a copy to (which shall not constitute notice): AMAG Pharmaceuticals, Inc. 1100 Winter Street Waltham, MA 02451 Attn: General Counsel
Either Party may, by notice to the other Party, change the addresses and names given above.
ARTICLE 11
MISCELLANEOUS
11.1    Negotiations of Dispute. Prior to commencing any litigation with respect to any controversy, claim, counterclaim, dispute, difference or misunderstanding arising out of or relating to the interpretation or application of any term or provisions of this Agreement, a Party shall provide written notice to the other Party of the existence of such dispute. The Parties shall for a period of [***] following such notice enter into good faith discussions and negotiations in an attempt to resolve such dispute, unless acts or circumstances such as bankruptcy, insolvency, refusal to negotiate in good faith, or repudiation frustrate or make impossible such good faith discussions and negotiations. If, by the end of such [***] period, unless such period is extended by mutual agreement of the Parties, the Parties have been unable to resolve such dispute, either Party may initiate litigation. The procedures specified in this Section are a precondition to the initiation of litigation by a Party, in connection with disputes between the Parties arising from or related to this Agreement; provided, however, that a Party may: (i) seek a preliminary injunction or other preliminary judicial relief,

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without attempting to resolve such dispute as provided in this Section, if in its judgment such action is necessary to avoid irreparable harm; or (ii) institute formal proceedings to avoid the expiration of any applicable limitations period. Further, the requirement to attempt to resolve a dispute in accordance with this Section does not affect a Party’s right to terminate this Agreement as provided in Article 9 hereof, and neither Party shall be required to follow these procedures prior to terminating the Agreement.
11.2    Publicity. Neither Party shall issue any press release or other publicity materials, or make any presentation with respect to the existence of this Agreement or the terms and conditions hereof without the prior written consent of the other Party in each instance. This restriction shall not, however, apply to the extent that any such disclosures are required by applicable laws, including as may be required in connection with any filings required to be made with the United States Securities and Exchange Commission or by the disclosure policies of a major stock exchange. Customer agrees not to use or refer to, without Pfizer’s written permission, which permission may not be unreasonably withheld, the name of Pfizer or any of Pfizer’s Affiliates in any public statement, whether oral or written, including, but not limited to, shareholder reports, communications with stock market analysts, press releases or other communications with the media, or prospectuses.
11.3    Governing Law; Venue; Limitations Period.
(a)    The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflicts of laws. THE PARTIES EXPRESSLY AGREE THAT THE APPLICATION OF THE UNITED NATION CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS (1980) IS SPECIFICALLY EXCLUDED AND SHALL NOT APPLY TO THIS AGREEMENT.
(b)    All Claims and Proceedings under this Agreement shall be brought exclusively in the state or federal courts of competent subject matter jurisdiction in the City of New York City in the State of New York. The Parties hereby waive: (i) any objection which it may have at any time to the venue of the proceedings in any such court, (ii) any claim that such proceedings have been brought in an inconvenient forum, and (iii) the right to object, with respect to such proceedings, that such court does not have any jurisdiction over such Party. IN ANY CONTROVERSY OR CLAIM, WHETHER BASED IN CONTRACT, TORT OR OTHER LEGAL THEORY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ITS NEGOTIATION, ENFORCEABILITY OR VALIDITY, OR THE PERFORMANCE OR BREACH HEREOF OR THE RELATIONSHIPS ESTABLISHED HEREUNDER, ALL PARTIES EXPRESSLY WAIVE THEIR RIGHT TO TRIAL BY JURY.
(c)    Notwithstanding subsection (a) above, any action and proceeding under this Agreement shall be commenced within [***] of the expiration or termination of this Agreement.
11.4    Relationship of the Parties. The relationship hereby established between Customer and Pfizer is solely that of independent contractors. This Agreement is not intended to create, and shall not be construed as creating, between Pfizer and Customer, the relationship of principal and agent, joint ventures, co-partners, or any other such relationship, the existence of which is expressly denied.
11.5    Assignment; Binding Effect. Neither Party will assign this Agreement nor any part thereof without the prior written consent of the other Party; provided, however, that either Party may, without such consent, assign the rights and obligations of this Agreement (a) to one of its Affiliates, subsidiaries or parent corporation, and/or (b) in connection with the transfer, sale or divestiture of substantially all of its business to which this Agreement pertains or in the event of its spin-off, merger or consolidation with another company. Any permitted assignee will assume all obligations of its assignor under this Agreement. No assignment will

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relieve either Party of responsibility for the performance of any accrued obligation which such Party then has hereunder. This Agreement shall apply to, inure to the benefit of, and be binding upon the Parties hereto and their respective successors and permitted assigns. The Parties agree that this Agreement is not intended by any Party to give any benefits, rights, privileges, actions or remedies to any person or entity, partnership, firm or corporation as a Third Party beneficiary or otherwise under any theory of law.
11.6    Force Majeure. No Party shall be liable for any failure to perform or any delays in performance, and no Party shall be deemed to be in breach or default of its obligations set forth in this Agreement, if, to the extent and for so long as, such failure or delay is due to any causes that are beyond its reasonable control and not to its acts or omissions, including such causes as acts of God, natural disasters, fire, flood, severe storm, earthquake, civil disturbance, lockout, riot, unavailability of any materials, including, but not limited to Product materials (including a Force Majeure event at a Product material or other supplier’s facility) order of any court or administrative body, embargo, acts of government, war (whether or not declared), acts of terrorism, or other similar causes (each, a “Force Majeure Event”). In the event of a Force Majeure Event, the Party prevented from or delayed in performing shall promptly give notice to the other Party and shall use commercially reasonable efforts to avoid or minimize the delay. In the event that the delay continues for a period of at least [***], the Party affected by the other Party’s delay may elect to: (a) suspend performance and extend the time for performance for the duration of the Force Majeure Event, or (b) cancel all or any part of the unperformed part of this Agreement and/or any Purchase Orders.
11.7    Severability. If and solely to the extent that any court or tribunal of competent jurisdiction holds any provision of this Agreement to be unenforceable in a final non-appealable order, such unenforceable provision shall be stricken and the remainder of this Agreement shall not be affected thereby. In such event, the Parties shall in good faith attempt to replace such unenforceable provision with a provision that is enforceable and that comes as close as possible to expressing the intention of the original provision
11.8    Non-Waiver; Remedies. A waiver by any Party of any term or condition of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies specified in this Agreement shall be cumulative and in addition to any other remedies provided at law or in equity.
11.9    Headings. Headings of sections or other parts of this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or change the meaning of this Agreement.
11.10    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement, in effect as of the Effective Date, and may be delivered to the other Party in accordance with the means set forth in Article 10 or by reliable electronic means (with receipt electronically confirmed).
11.11    Electronic Delivery and Storage. This Agreement may be stored by electronic means and either an original or an electronically stored copy of this Agreement can be used for all purposes, including in any proceeding to enforce the rights and/or obligations of the Parties to this Agreement.
11.12    Entire Agreement; Amendments. This Agreement, together with any exhibits, attachments and amendments, constitutes the entire agreement of the Parties with respect to its subject matter and merges and supersedes all prior discussions and writings with respect to thereto. No modification or alteration of this Agreement shall be binding upon the Parties unless contained in a writing signed by a duly authorized agent for each respective Party and specifically referring hereto or thereto.

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11.13    Rule of Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative.

PFIZER, INC.	AMAG PHARMACEUTICALS, INC.
By: /s/ [***]	By: /s/ William H. Heiden

Name: /s/ [***]	Name: /s/ William H. Heiden

Title: Vice President, Pfizer CentreOne	Title: Chief Executive Officer

Signed on the 28th day of June 2017	Signed on the 29th day of June 2017

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Schedule 1

[***]

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